                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.1

                           THREE YEAR CREDIT AGREEMENT

                           Dated as of August 20, 2003

                                      Among

                              GOODRICH CORPORATION
                                   as Company

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                                   as Lenders

                                       and

                                 CITIBANK, N.A.

                                    as Agent

                                       and

                              BANK OF AMERICA, N.A.
                                  BANK ONE, NA
                             MERRILL LYNCH BANK USA
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                       and
                               JPMORGAN CHASE BANK

                           as Co-Documentation Agents

                                       and

                          CITIGROUP GLOBAL MARKETS INC.

                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

ARTICLE I

         SECTION 1.01.  Certain Defined Terms                                                               1

         SECTION 1.02.  Computation of Time Periods                                                        15

         SECTION 1.03.  Accounting Terms                                                                   15

ARTICLE II

         SECTION 2.01.  The Revolving Credit Advances and Letters of Credit                                15

         SECTION 2.02.  Making the Revolving Credit Advances                                               16

         SECTION 2.03.  The Competitive Bid Advances                                                       17

         SECTION 2.04.  Issuance of and Drawings and Reimbursement Under Letters of Credit                 21

         SECTION 2.05.  Fees                                                                               22

         SECTION 2.06.  Optional Termination or Reduction of the Commitments                               23

         SECTION 2.07.  Repayment of Revolving Credit Advances                                             23

         SECTION 2.08.  Interest on Revolving Credit Advances                                              23

         SECTION 2.09.  Interest Rate Determination                                                        24

         SECTION 2.10.  Optional Conversion of Revolving Credit Advances                                   26

         SECTION 2.11.  Prepayments of Revolving Credit Advances                                           26

         SECTION 2.12.  Increased Costs; Reserve Percentages                                               27

         SECTION 2.13.  Illegality                                                                         27

         SECTION 2.14.  Payments and Computations                                                          28

         SECTION 2.15.  Taxes                                                                              29

         SECTION 2.16.  Sharing of Payments, Etc.                                                          31

         SECTION 2.17.  Evidence of Debt                                                                   31

         SECTION 2.18.  Use of Proceeds                                                                    31

ARTICLE III

         SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01 and 2.03                    31

         SECTION 3.02.  Conditions Precedent to Initial Borrowing of Each Designated Subsidiary            33

         SECTION 3.03.  Conditions Precedent to Each Revolving Credit Borrowing and Letter of Credit
                  Issuance.                                                                                33

         SECTION 3.04.  Conditions Precedent to Each Competitive Bid Borrowing                             34

         SECTION 3.05.  Determinations Under Section 3.01                                                  34

ARTICLE IV

         SECTION 4.01.  Representations and Warranties of the Company                                      35

ARTICLE V

         SECTION 5.01.  Covenants                                                                          37

ARTICLE VI

         SECTION 6.01.  Events of Default                                                                  42

         SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default                           44

ARTICLE VII                                                                                                44

         SECTION 7.01.  Guaranty                                                                           44

         SECTION 7.02.  Guaranty Absolute                                                                  44

         SECTION 7.03.  Waivers and Acknowledgments                                                        45

         SECTION 7.04.  Subrogation                                                                        46

         SECTION 7.05.  Continuing Guaranty; Assignments                                                   46

ARTICLE VIII

         SECTION 8.01.  Authorization and Action                                                           46

         SECTION 8.02.  Agent's Reliance, Etc.                                                             47

         SECTION 8.03.  Citibank and Affiliates                                                            47

         SECTION 8.04.  Lender Credit Decision                                                             47

         SECTION 8.05.  Indemnification                                                                    47

         SECTION 8.06.  Successor Agent                                                                    48

         SECTION 8.07.  Sub-Agent                                                                          48

         SECTION 8.08.  Other Agents.                                                                      49

ARTICLE IX

         SECTION 9.01.  Amendments, Etc.                                                                   49

         SECTION 9.02.  Notices, Etc.                                                                      49

         SECTION 9.03.  No Waiver; Remedies                                                                50

         SECTION 9.04.  Costs and Expenses                                                                 50

         SECTION 9.05.  Binding Effect                                                                     51

         SECTION 9.06.  Assignments, Designations and Participations                                       51

         SECTION 9.07.  Confidentiality                                                                    54

         SECTION 9.08.  Governing Law                                                                      55

         SECTION 9.09.  Execution in Counterparts                                                          55

         SECTION 9.10.  Judgment                                                                           55

         SECTION 9.11.  Jurisdiction, Etc.                                                                 55

         SECTION 9.12.  Designated Subsidiaries                                                            56

         SECTION 9.13.  No Liability of the Issuing Banks                                                  56

         SECTION 9.14.  Waiver of Jury Trial                                                               57

Schedules

Schedule I - List of Applicable Lending Offices

Exhibits

Exhibit A-1      -   Form of Revolving Credit Note

Exhibit A-2      -   Form of Competitive Bid Note

Exhibit B-1      -   Form of Notice of Revolving Credit Borrowing

Exhibit B-2      -   Form of Notice of Competitive Bid Borrowing

Exhibit C        -   Form of Assignment and Acceptance

Exhibit D        -   Form of Designation Agreement

Exhibit E        -   Form of Designation Letter

Exhibit F-1      -   Form of Opinion of General Counsel for the Company

Exhibit F-2      -   Form of Opinion of Jones Day

                           THREE YEAR CREDIT AGREEMENT

                           Dated as of August 20, 2003

                  GOODRICH CORPORATION, a New York corporation (the "Company"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") and issuers of letters of credit (the "Initial Issuing Banks") listed on the signature pages hereof and CITIBANK, N.A. ("Citibank"), as agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Three Year Credit Agreement (as the same may from time to time be amended, restated or otherwise modified, the "Agreement"), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Advance" means a Revolving Credit Advance or a Competitive Bid Advance.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agent's Account" means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loan Syndications,
         (b) in the case of Advances denominated in any Foreign Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Company and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

                  "Agreement" has the meaning specified in the first sentence of this Section 1.01.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

                  "Applicable Margin" means (a) for Eurocurrency Rate Advances, as of any date, a percentage per annum determined by reference to the Public Debt Rating and Leverage Ratio in effect on such date as set forth below:

                                                                     Applicable Margin for
                                                                       Eurocurrency Rate            Applicable Margin for
                                    Applicable Margin for            Advances When Leverage           Eurocurrency Rate
                                     Eurocurrency Rate                Ratio is Equal to or         Advances When Leverage
Public Debt Rating                 Advances When Leverage         Greater than 3.50 to 1 and        Ratio is Equal to or
  S&P/Moody's                   Ratio is Less than 3.50 to 1           less than 3.75 to 1         Greater than 3.75 to 1
------------------              ----------------------------      --------------------------       -----------------------
Level 1
A- or A3                                   0.390%                            0.640%                        0.765%
Level 2
BBB+ or Baa1                               0.500%                            0.750%                        0.875%
Level 3
BBB or Baa2                                0.700%                            0.825%                        0.950%
Level 4
BBB- and Baa3                              0.925%                            1.175%                        1.300%
Level 5
BBB- or Baa3                               1.100%                            1.350%                        1.475%
Level 6
BB+ or Ba1                                 1.575%                            1.825%                        2.075%
Level 7
Lower than Level 6                         2.100%                            2.350%                        2.600%

         and (b) for Base Rate Advances, as of any date, a percentage per annum determined by reference to the Public Debt Rating and Leverage Ratio in effect on such date as set forth below:

                                                                 Applicable Margin for
                                   Applicable Margin for        Base Rate Advances When        Applicable Margin for
                                  Base Rate Advances When      Leverage Ratio is Equal to     Base Rate Advances When
Public Debt Rating                 Leverage Ratio is Less      or Greater than 3.50 to 1     Leverage Ratio is Equal to
    S&P/Moody's                        than 3.50 to 1           and less than 3.75 to 1      or Greater than 3.75 to 1
-----------------------------------------------------------------------------------------------------------------------
Level 1
A- or A3                                   0.000%                        0.000%                        0.000%
Level 2
BBB+ or Baa1                               0.000%                        0.000%                        0.000%
Level 3
BBB or Baa2                                0.000%                        0.000%                        0.000%
Level 4
BBB- and Baa3                              0.000%                        0.000%                        0.000%
Level 5
BBB- or Baa3                               0.000%                        0.000%                        0.000%
Level 6
BB+ or Ba1                                 0.075%                        0.325%                        0.575%
Level 7
Lower than Level 6                         0.600%                        0.850%                        1.100%

         The Applicable Margin for each Advance shall be determined by reference to Public Debt Rating and the Leverage Ratio in effect from time to time, and shall be adjusted on the basis of the Leverage Ratio upward or downward on the third Business Day following delivery of the certificate referred to in Section 5.01(k)(iv) provided the Leverage Ratio shall be deemed to be greater than 3.75 to 1 for so long as the Company has not delivered such certificate as required under Section 5.01(k)(iv).

                  "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating                        Applicable
  S&P/Moody's                             Percentage
-----------------                         ----------
Level 1
A- or A3                                    0.110%
Level 2
BBB+ or Baa1                                0.125%
Level 3
BBB or Baa2                                 0.175%
Level 4
BBB- and Baa3                               0.200%
Level 5
BBB- or Baa3                                0.275%
Level 6
BB+ or Ba1                                  0.300%
Level 7
Lower than Level 6                          0.400%

                  "Applicable Utilization Fee" means, as of any date that the sum of the aggregate Advances plus the Available Amount of all Letters of Credit exceeds 33% of the aggregate Revolving Credit Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating                          Applicable
   S&P/Moody's                           Utilization Fee
--------------                           ---------------
Level 1
A- or A3                                    0.100%
Level 2
BBB+ or Baa1                                0.125%
Level 3
BBB or Baa2                                 0.125%
Level 4
BBB- and Baa3                               0.250%
Level 5
BBB- or Baa3                                0.250%
Level 6
BB+ or Ba1                                  0.000%
Level 7
Lower than Level 6                          0.000%

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent and, if required, the Company, in substantially the form of Exhibit C hereto.

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "Bankruptcy Law" means any proceeding of the type referred to in Section 6.01(e) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

                           (c) 1/2 of one percent per annum above the Federal Funds Rate.

                  "Base Rate Advance" means a Revolving Credit Advance denominated in Dollars that bears interest as provided in Section 2.08(a)(i).

                  "Borrowers" means, collectively, the Company and each Designated Subsidiary that shall become a party to this Agreement pursuant to Section 9.12.

                  "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances or LIBO Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance or LIBO Rate Advance (or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open) and, if the applicable Business Day relates to any Local Rate Advances on which banks are open for business in the country of issue of the currency of such Local Rate Advance.

                  "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

                  "Capitalized Rentals" of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

                  "Change of Control" shall occur if (i) any Person or two or more Persons (other than a Permitted Holder) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing before or after the Effective Date, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the Company or (y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company); provided, however, that in no event shall a transaction that is permitted pursuant to Section 5.01(h)(i) constitute a Change of Control under this Agreement.

                  "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "Committed Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland and Euros.

                  "Competitive Bid Advance" means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance, a LIBO Rate Advance or a Local Rate Advance.

                  "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

                  "Competitive Bid Note" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender to such Borrower.

                  "Confidential Information" means confidential or proprietary information delivered or made available by or on behalf of the Company or any Subsidiary to the Agent or any Lender, but does not include information (i) which was publicly available or otherwise known to the Agent or such Lender, at the time of disclosure (other than through disclosure by the Company or any Subsidiary on behalf of the Company or any Subsidiary), (ii) which subsequently becomes publicly known through no act or omission by the Agent or any Lender, or (iii) which otherwise becomes known to the Agent or such Lender, other than through disclosure by the Company or any Subsidiary or on behalf of the Company or any Subsidiary or disclosure in violation of an obligation of confidence of which the Agent or such Lender knows or should have known.

                  "consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Consolidated Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth" shall mean as of the date of any determination thereof the consolidated shareholders equity of the Company and its Consolidated Subsidiaries determined in accordance with GAAP. A "company-obligated minority interest in subsidiary" associated with a monthly or quarterly income preferred security (MIPS/QUIPS), or similar security, term income deferrable equity securities or similar securities, or securities mandatorily convertible into common stock, will be included in Consolidated Net Worth for purposes of this definition.

                  "Consolidated Subsidiary" means any entity which is treated as a consolidated subsidiary of the Company for purposes of its public financial statements as prepared in accordance with GAAP.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "Debt" of any Person shall mean, as of the date of any determination thereof (and, in each case, without duplication):

                  (i)      Indebtedness for borrowed money;

                  (ii) Indebtedness which is evidenced by acceptances, notes or other instruments;

                  (iii)    Capitalized Rentals;

                  (iv) reimbursement obligations under letters of credit issued to secure obligations of any Person of the type described in clauses (i), (ii) or (iii) above;

                  (v) any obligation (including, without limitation, obligations in connection with sale-leaseback transactions) secured by a lien on assets, whether or not the obligor has assumed such obligation or whether or not such obligation is non-recourse to the credit of such obligor; and

                  (vi)     Guaranties of any of the foregoing;

         and provided, however, that Debt shall not include any obligation of the Company or any Subsidiary if neither the Company nor any Consolidated Subsidiary is required to account for such obligation as debt on the consolidated balance sheet of the Company prepared in accordance with GAAP.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Designated Bidder" means (a) an Eligible Assignee or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Section 9.06(d), (e) and (f) and (iii) is not otherwise a Lender.

                  "Designated Subsidiary" means any wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.12.

                  "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Agent, in substantially the form of Exhibit D hereto.

                  "Designation Letter" means, with respect to any Designated Subsidiary, a letter in the form of Exhibit E hereto signed by such Designated Subsidiary and the Company.

                  "Dollars" and the "$" sign each means lawful currency of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

                  "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) interest expense and distributions on trust preferred securities, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) cash restructuring charges taken in 2002 or 2003 which were announced on or prior to October 25, 2001 relating to
         (x) the spin-off of the Engineered Industrial Products Division and (y) the events of September 11, 2001 and (f) all other non-recurring charges minus non-recurring cash charges when paid (rather than as accrued), in each case determined in accordance with GAAP for such period, provided, that for purposes of calculating compliance with
         Section 5.01(f), the EBITDA attributable to any Person or business unit acquired by the Company or any of its Subsidiaries during any period of four full fiscal quarters shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition occurred on the first day of such period of four full fiscal quarters).

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.06, the Company, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Borrower nor an Affiliate of any Borrower shall qualify as an Eligible Assignee.

                  "Equivalent" in Dollars of any Foreign Currency on any date means the equivalent in Dollars of such Foreign Currency determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such Foreign Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Foreign Currency of Dollars means the equivalent in such Foreign Currency of Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such Foreign Currency for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

                  "ERISA Affiliate" means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses as described in section 414(b) and 414 (c) respectively, of the Internal Revenue Code of the United Stated or Section 4001 of ERISA.

                  "EURIBO Rate" means the rate appearing on Page 248 of the Moneyline Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period or, if for any reason such rate is not available, and the Agent is unable to determine such rate in accordance with Section 2.09(f)(i), the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal (x) in the case of Revolving Credit Borrowings, to such Reference Bank's Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest

         Period (subject, however, to the provisions of Section 2.09) or (y) in the case of Competitive Bid Borrowings, to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.09.

                  "Euro" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

                  "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to (a) in the case of any Revolving Credit Advance denominated in Dollars or any Committed Currency other than Euro, the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, and the Agent is unable to determine such rate in accordance with Section 2.09(f)(i), the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Committed Currency is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or, (b) in the case of any Revolving Credit Advance denominated in Euros, the EURIBO Rate. If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, and the Agent is unable to determine such rate in accordance with Section 2.09(f)(i), the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent in accordance with the provisions of Section 2.09(f)(ii).

                  "Eurocurrency Rate Advance" means a Revolving Credit Advance denominated in Dollars or a Committed Currency that bears interest as provided in Section 2.08(a)(ii).

                  "Eurocurrency Rate Reserve Percentage" for any Interest Period for any Eurocurrency Rate Advance or LIBO Rate Advance made by any Lender means the reserve percentage, if any, applicable to such Lender two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fixed Rate Advances" has the meaning specified in Section 2.03(a)(i), which Advances shall be denominated in Dollars or in any Foreign Currency.

                  "Foreign Currency" means any Committed Currency and any other lawful currency (other than Dollars) that is freely transferable or convertible into Dollars.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Guaranteed Obligations" has the meaning specified in Section 7.01.

                  "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computation made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend. Notwithstanding the foregoing, "Guaranties" shall not include (i) any guaranty by the Company or any subsidiary of obligations of the Company or any subsidiary which obligations are not of the type described in any of the clauses (i) through (v) in the definition of "Debt" contained in this Article I; (ii) any obligation of the Company or any subsidiary if neither the Company nor any subsidiary would be required to account for such obligation as debt on a consolidated balance sheet prepared in accordance with GAAP; or (iii) so-called "take-or-pay" contracts whereunder the Company or any subsidiary agrees to purchase goods or services reasonably expected to be delivered, except where any such take-or-pay contract is being pledged or conveyed substantially simultaneously with the execution and delivery thereof by the Company or any Subsidiary to secure Debt of any other Person.

                  "Indebtedness" of any Person means and includes all obligations of such Person, which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all Debt.

                  "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest

         Period shall be one, two, three or six months, and subject to clause
         (c) of this definition, nine months, as the Borrower requesting such Borrowing may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrowers may not select any Interest Period that ends after the Termination Date;

                           (b) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                           (c) in the case of any such Revolving Credit Borrowing, the Borrowers shall not be entitled to select an Interest Period having duration of nine months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Agent that such Lender will be providing funding for such Revolving Credit Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Revolving Credit Borrowing shall be one, two, three or six months, as specified by the Borrower requesting such Revolving Credit Borrowing in the applicable Notice of Revolving Credit Borrowing as the desired alternative to an Interest Period of nine months;

                           (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Issuing Bank" means each Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.06 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                  "L/C Cash Collateral Account" means an interest bearing cash collateral account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

                  "L/C Related Documents" has the meaning specified in Section 2.07(b)(i).

                  "Lenders" means the Initial Lenders, the Issuing Banks and each Person that shall become a party hereto pursuant to Section 9.06
         (a), (b) and (c) and, except when used in reference to a Revolving Credit Advance, a Revolving Credit Borrowing, a Revolving Credit Note, a Commitment or a related term, each Designated Bidder.

                  "Letter of Credit Agreement" has the meaning specified in
         Section 2.04(a).

                  "Letter of Credit Commitment" means, with respect to each Initial Issuing Bank, the amount set forth opposite such Initial Issuing Bank's name on the signature pages hereto under the caption "Letter of Credit Commitment" or, if such Initial Issuing Bank has entered into one or more Assignment and Acceptances, the amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 9.06(g) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.07.

                  "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the amount of the Issuing Banks' Letter of Credit Commitments at such time and (b) $100,000,000 (or the Dollar Equivalent thereof of any Committed Currency), as such amount may be reduced at or prior to such time pursuant to Section 2.07.

                  "Letters of Credit" has the meaning specified in Section 2.01(b).

                  "Leverage Ratio" means the ratio of (a) Debt of the Company and its Consolidated Subsidiaries as of any date to (b) EBITDA of the Company and its Consolidated Subsidiaries for the four fiscal quarters ended on or immediately prior to such date.

                  "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to (a) in the case of any Competitive Bid Borrowing denominated in Dollars or any Foreign Currency other than Euros, the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, and the Agent is unable to determine such rate in accordance with Section 2.09(f)(i), the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Foreign Currency is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or (b) in the case of any Competitive Bid Borrowing denominated in Euros, the EURIBO Rate. If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, and the Agent is unable to determine such rate in accordance with Section 2.09(f)(i), the LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent in accordance with the provisions of Section 2.09(f)(ii).

                  "LIBO Rate Advances" means a Competitive Bid Advance denominated in Dollars or in any Foreign Currency and bearing interest based on the LIBO Rate.

                  "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

                  "Local Rate Advance" means a Competitive Bid Advance denominated in any Foreign Currency sourced from the jurisdiction of issuance of such Foreign Currency and bearing interest at a fixed rate.

                  "Material Adverse Change" means any material adverse change in the business, financial condition, results of operations or properties of the Company and its Restricted Subsidiaries taken as a whole.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, financial condition, results of operations or properties of the Company and its Restricted Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Company or the other Borrowers to perform their obligations under this Agreement or any Note.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" has the same meaning as in ERISA.

                  "Net Tangible Assets" means as of the date of any determination thereof, the total amount of all Tangible Assets of the Company and its Consolidated Subsidiaries minus consolidated current liabilities of the Company and its Consolidated Subsidiaries determined in accordance with GAAP.

                  "Note" means a Revolving Credit Note or a Competitive Bid
         Note.

                  "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a).

                  "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

                  "Payment Office" means, for any Foreign Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Borrowers and the Lenders.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Holder" shall mean the Company or any stock option or employee benefit plan of the Company or any of its Subsidiaries.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means at any time an employee pension benefit plan of the Company or any Subsidiary which is covered by Title IV of ERISA.

                  "Principal Property" means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing and located in the United States of America, in each case the net book value of which as of the date of any determination thereof exceed 3% of Net Tangible Assets.

                  "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.07 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of all Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.07 or 6.01, the aggregate amount of all Revolving Credit Commitments as in effect immediately prior to such termination).

                  "Public Debt Rating" means, as of any date, the rating that has been most recently announced (or, as provided in clause (b) below, an implied rating) by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company or, if either such rating agency has issued more than one such rating, the lowest of such ratings issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Company shall within 45 days obtain an implied rating from S&P or Moody's of the Company's obligations under this Agreement and, if such implied rating is not obtained within such period, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, unless the ratings are separated by two or more levels, in which case the applicable level shall be the level that is one level below the higher rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "Receivables Facility" means the accounts receivable facility established by the Company as in effect on the Effective Date or any replacement receivables facility (so long as such replacement receivables facility is on substantially similar terms and conditions) whereby the Company and/or certain of its Subsidiaries shall have sold or transferred, or hereafter sell or transfer, the accounts receivables of the Company and its Subsidiaries, directly or indirectly, to the Receivables Subsidiary which in turn transfers to a buyer, purchaser or lender undivided fractional interests in such accounts receivable.

                  "Receivables Subsidiary" means Goodrich Finance LLC, a Delaware limited liability company, or any successor or replacement entity that shall have been established as a "bankruptcy remote" Subsidiary for the sole purpose of acquiring accounts receivable under the Receivables Facility and that shall not engage in any activities other than in connection with the Receivables Facility.

                  "Reference Banks" means Citibank, Bank One, NA and Bank of America, N.A.

                  "Register" has the meaning specified in Section 9.06(g).

                  "Rentals" means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage Leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues

                  "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Revolving Credit Commitments.

                  "Responsible Officer" of any Person means the chief financial officer, treasurer or any assistant treasurer of such Person.

                  "Restricted Subsidiary" means any Subsidiary (i) which conducts substantially all of its business and has substantially all of its assets within the United States of America and which owns a Principal Property, or (ii) any Designated Subsidiary; provided, however, that Restricted Subsidiary shall not include any Subsidiary the primary business of which consists of financing operations in connection with leasing and conditional sales transactions on behalf of the Company and its Subsidiaries, purchasing accounts receivable or making loans secured by accounts receivable or inventory, or which is otherwise primarily engaged in the business of a finance company.

                  "Revolving Credit Advance" means an advance by a Lender to any Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01(a).

                  "Revolving Credit Borrowing Minimum" means, in respect of Revolving Credit Advances denominated in Dollars, $5,000,000, in respect of Revolving Credit Advances denominated in Sterling, (pound)5,000,000 and, in respect of Revolving Credit Advances denominated in Euros, (euro)5,000,000 or, if less, in the case of any Revolving Credit Advance, the aggregate amount of the unused Commitments.

                  "Revolving Credit Borrowing Multiple" means, in respect of Revolving Credit Advances denominated in Dollars, $1,000,000 in respect of Revolving Credit Advances denominated in Sterling, (pound)1,000,000 and, in respect of Revolving Credit Advances denominated in Euros,
         (euro)1,000,000.

                  "Revolving Credit Commitment" means, with respect to any Lender at any time (a) the Dollar amount set forth opposite such Lender's name on the signature pages hereto under the caption "Revolving Credit Commitment" or (b) if such Lender has entered into one or more Assignment and Acceptances, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(g) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.07.

                  "Revolving Credit Note" means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.17 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender to such Borrower.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "SEC Reports" means the periodic and current reports filed by the Company with the Securities and Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

                  "Sub-Agent" means Citibank International plc.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that, notwithstanding the foregoing, with respect to the Company, for purposes of this Agreement the Receivables Subsidiary shall not be deemed to be a Subsidiary of the Company or any of its Subsidiaries.

                  "Tangible Assets" means as of the date of any determination thereof the total amount of all assets of the Company and its Consolidated Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting goodwill as reflected in the Company's most recent annual report to shareholders.

                  "Termination Date" means the earlier of (a) August 20, 2006 and (b) the date of termination in whole of the Commitments pursuant to
         Section 2.06 or 6.01.

                  "Unused Commitment" means, with respect to each Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus
         (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Revolving Credit Advances made by each Issuing Bank pursuant to Section 2.04(c) that have not been ratably funded by such Lender and outstanding at such time and (C) the aggregate principal amount of Competitive Bid Advances then outstanding.

                  "Usage" means, at any time the sum of the aggregate principal amount of the Advances then outstanding (based in respect of any Advance denominated in a Foreign Currency on the Equivalent in Dollars at the time such Usage is calculated) plus the Available Amount of the outstanding Letters of Credit.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles, as in effect from time to time ("GAAP"); provided that, if the Company notifies the Agent that the Company requests an amendment to any provision of Section
5.01 hereof to eliminate the effect of any change occurring after the Effective Date in generally accepted accounting principles or in the application thereof to such provision (or if the Agent notifies the Company that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in generally accepted accounting principles or in the application thereof, then such provision shall be interpreted on the basis of generally accepted accounting principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The Revolving Credit Advances and Letters of Credit. (a) Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving

Credit Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Revolving Credit Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) not to exceed at any time outstanding such Lender's Unused Commitment at such time. Each Revolving Credit Borrowing shall be in an amount not less than the Revolving Credit Borrowing Minimum or the Revolving Credit Borrowing Multiple in excess thereof and shall consist of Revolving Credit Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Revolving Credit Commitment, the Borrowers may borrow under this
Section 2.01(a), prepay pursuant to Section 2.11 and reborrow under this Section 2.01(a).

                  (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth and in reliance upon the Lenders' obligation to participate pursuant to Section 2.04(b), to issue letters of credit (each, a "Letter of Credit") denominated in Dollars or any Committed Currency for the account of any Borrower from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date in an aggregate Available Amount (based in respect of any Letter of Credit to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Issuance) (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrowers or the beneficiary to require renewal) later than 10 Business Days before the Termination Date. Within the limits referred to above, the Borrowers may request the issuance of Letters of Credit under this Section 2.01(b), repay any Revolving Credit Advances resulting from drawings thereunder pursuant to Section 2.04(c) and request the issuance of additional Letters of Credit under this Section 2.01(b). No Issuing Bank shall be under any obligation to issue any Letter of Credit if any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not or does not have the right to be otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on such date and which such Issuing Bank in good faith deems material to it.

                  SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 12:00 noon (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by any Borrower to the Agent (and, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances to be made in a Committed Currency, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested
(i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Revolving Credit Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting such Revolving Credit Borrowing at the Agent's address referred to in Section 9.02 or at the applicable Payment Office, as the case may be.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurocurrency Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than the Revolving Credit Borrowing Minimum or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.09 or 2.13 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than eight separate Revolving Credit Borrowings.

                  (c) Each Notice of Revolving Credit Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower requesting such Revolving Credit Borrowing shall indemnify each Lender against any reasonable loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any reasonable loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower proposing such Revolving Credit Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

                  SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that any Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the Usage shall not exceed the aggregate amount of the Revolving Credit Commitments of the Lenders.

                  (i) Any Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent (and, in the case of a Competitive Bid Borrowing not consisting of Fixed Rate Advances or LIBO Rate Advances to be denominated in Dollars, simultaneously to the Sub-Agent), by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) date of such proposed

         Competitive Bid Borrowing, (B) aggregate amount of such proposed Competitive Bid Borrowing, (C) interest rate basis and day count convention to be offered by the Lenders, (D) currency of such proposed Competitive Bid Borrowing, (E) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances or Local Rate Advances, maturity date for repayment of each Fixed Rate Advance or Local Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (F) interest payment date or dates relating thereto, (G) location of such Borrower's account to which funds are to be advanced and (H) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than (w) 10:00 A.M. (New York City time) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and that the Advances comprising such proposed Competitive Bid Borrowing shall be denominated in Dollars, (x) 10:00 A.M. (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in Dollars, (y) 10:00 A.M. (London time) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Borrowing shall be either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and (z) 10:00 A.M. (London time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in any Foreign Currency. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on such Borrower. The Agent or the Sub-Agent, as the case may be, shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from such Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower proposing the Competitive Bid Borrowing as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent or the Sub-Agent, as the case may be (which shall give prompt notice thereof to such Borrower), (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, denominated in Dollars, (C) before 12:00 noon (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and
         (D) before 12:00 noon (London time) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of Borrowing (which amounts or the Equivalent thereof in Dollars, as the case may be, of such proposed Competitive Bid may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders; provided further that, notwithstanding the foregoing, no Lender shall make an offer to make Competitive Bid Advances pursuant to this Section if the making of such Competitive Bid Advance would result in an obligation by any Borrower to reimburse or otherwise compensate such Lender for any withholding or other tax pursuant to Section 2.15 or otherwise reimburse, compensate or indemnify such Lender for any increased costs pursuant to Section 2.12 or otherwise. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 10:00 A.M. (New York City time) or the Sub-Agent before 12:00 noon (London time) on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                  (iii) The Borrower proposing the Competitive Bid Borrowing shall, in turn, (A) before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in Dollars, (C) before 3:00 P.M. (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency and (D) before 3:00 P.M. (London time) on the third Business Day prior to the date of such Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, either:

                           (x) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

                           (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent or to the Sub-Agent, as the case may be, of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent or the Sub-Agent, as the case may be, on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent or the Sub-Agent, as the case may be, notice to that effect. Such Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

                  (iv) If the Borrower proposing the Competitive Bid Borrowing notifies the Agent or the Sub-Agent, as the case may be, that such Competitive Bid Borrowing is cancelled pursuant to paragraph
         (iii)(x) above, the Agent or the Sub-Agent, as the case may be, shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                  (v) If the Borrower proposing the Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent or the Sub-Agent, as the case may be, shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent or the Sub-Agent, as the case may be, has received forms of documents appearing to fulfill the applicable conditions set forth in
         Article III. Each

         Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time), in the case of Competitive Bid Advances to be denominated in Dollars or 11:00 A.M. (London time), in the case of Competitive Bid Advances to be denominated in any Foreign Currency, on the date of such Competitive Bid Borrowing specified in the notice received from the Agent or the Sub-Agent, as the case may be, pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent or the Sub-Agent, as the case may be pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent (x) in the case of a Competitive Bid Borrowing denominated in Dollars, at its address referred to in Section 9.02, in same day funds, such Lender's portion of such Competitive Bid Borrowing in Dollars and (y) in the case of a Competitive Bid Borrowing in a Foreign Currency, at the Payment Office for such Foreign Currency as shall have been notified by the Agent to the Lenders prior thereto, in same day funds, such Lender's portion of such Competitive Bid Borrowing in such Foreign Currency. Upon fulfillment of the applicable conditions set forth in
         Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower at the location specified by such Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount and tenor of the Competitive Bid Borrowing.

                  (vi) If the Borrower proposing the Competitive Bid Borrowing notifies the Agent or the Sub-Agent, as the case may be, that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender against any reasonable loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any reasonable loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

                  (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $5,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower that has borrowed such Competitive Bid Borrowing shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

                  (c) Within the limits and on the conditions set forth in this Section 2.03, any Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

                  (d) The Borrower that has borrowed through a Competitive Bid Borrowing shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance made to such Borrower (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. Such Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

                  (e) The Borrower that has borrowed through a Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Advance made to such Borrower from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), at the option of the Lender that made any Competitive Bid Advance, such Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

                  (f) The indebtedness of any Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of such Borrower payable to the order of the Lender making such Competitive Bid Advance.

                  SECTION 2.04. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by any Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount and currency of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may reasonably specify to the Borrower requesting such Letter of Credit for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower requesting such Letter of Credit at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender's Pro Rata Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the Borrower requesting such Letter of Credit on the date made, or of any reimbursement payment required to be refunded to the Borrower requesting such Letter of Credit for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, counterclaim, abatement, withholding or reduction whatsoever.

                  (c) Drawing and Reimbursement. Whenever a Letter of Credit is drawn, the Borrower that has requested such Letter of Credit shall immediately reimburse the Issuing Bank of such Letter of Credit for the amount drawn. In the event that the amount drawn is not reimbursed within one (1) Business Day of the drawing of such Letter of Credit, the Borrower shall be deemed to have requested a Revolving Credit Advance in the amount drawn, in accordance with the provisions set forth in Section 2.01, which, in the case of a Letter of Credit denominated in Dollars, shall be a Base Rate Advance in the amount of such draft or, in the case of a Letter of Credit denominated in a Committed Currency, shall constitute a Base Rate Advance in the amount equal to the Equivalent of such drawing in Dollars on the date of such drawing. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent, each Lender shall pay to the Agent such Lender's Pro Rata Share of such outstanding Revolving Credit Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Revolving Credit Advance to be funded by such Lender. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Pro Rata Share of an outstanding Revolving Credit Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Revolving Credit Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Revolving Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit during the preceding month and drawings during such month under all Letters of Credit and (C) to the Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (e) Failure to Make Revolving Credit Advances. The failure of any Lender to make the Revolving Credit Advance to be made by it on the date specified in Section 2.04(c) shall not relieve any other Lender of its obligation hereunder to make its Revolving Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on such date.

                  SECTION 2.05. Fees. (a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender (other than the Designated Bidders) a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment in effect from time to time from the date hereof until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2003 and on the Termination Date. The Agent agrees to use reasonable efforts to invoice the Facility Fee for each quarter five Business Days prior to the last day of such quarter.

                  (b) Utilization Fee. The Company agrees to pay to the Agent for the account of each Lender (other than the Designated Bidders) a utilization facility fee on the sum of the aggregate daily amount of Revolving Credit Advances outstanding from time to time and the Available Amount of Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Utilization Fee in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the Termination Date. The Agent agrees to use reasonable efforts to invoice the Utilization Fee for each quarter five Business Days prior to the last day of such quarter.

                  (c) Letter of Credit Fees (i) The Company shall pay to the Agent for the account of each Lender a commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurocurrency Rate Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2003, and on the Termination Date.

                  (ii) The Company shall pay to each Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Company and such Issuing Bank shall agree.

                  (d) Agent's Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

                  SECTION 2.06. Optional Termination or Reduction of the Commitments. The Company shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances denominated in Dollars then outstanding plus the Equivalent in Dollars (determined as of the date of the notice of prepayment) of the aggregate principal amount of the Competitive Bid Advances denominated in Foreign Currencies then outstanding.

                  SECTION 2.07. Repayment of Revolving Credit Advances. (a) Each Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances made to such Borrower then outstanding.

                  (b) The obligations of the Borrowers under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by any Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire under Section 9.13 or as a result of the payment by any Lender of any draft or the reimbursement by such Borrower thereof):

                  (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, any Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of such Borrower in respect of the L/C Related Documents; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor.

                  SECTION 2.08. Interest on Revolving Credit Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require each Borrower to pay interest ("Default Interest") on (i) the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest or fee payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

                  SECTION 2.09. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.08(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.08(a)(ii).

                  (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Revolving Credit Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon (A) such Borrower will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (ii) above are applicable, the applicable Borrower may elect, by notice to the Agent and the Lenders, to continue such Advances in such Committed Currency for Interest Periods of not longer than one month, which Advances shall thereafter bear interest at a rate per annum equal to the Applicable Margin plus, for each Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Advances by whatever means it reasonably determines to be appropriate. Each Lender shall certify its cost of funds for each Interest Period to the Agent and the Company as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

                  (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

                  (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Revolving Credit Borrowing Minimum, such Advances shall automatically Convert into Base Rate Advances.

                  (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended; provided that the applicable Borrower may elect, by notice to the Agent and the Lenders within one Business Day of such Event of Default, to continue such Advances in such Committed Currency, whereupon the Agent may require that each Interest Period relating to such Eurocurrency Rate Advances shall bear interest at the Overnight Eurocurrency Rate for a period of three Business Days and thereafter, each such Interest Period shall have a duration of not longer than one month. "Overnight Eurocurrency Rate" means the rate per annum applicable to an overnight period beginning on one Business Day and ending on the next Business Day equal to the sum of 1%, the Applicable Interest Rate Margin and the average, rounded upward to the nearest whole multiple of 1/100 of 1%, if such average is not such a multiple, of the respective rates per annum quoted by each Reference Bank to the Agent on request as the rate at which it is offering overnight deposits in the relevant currency in amounts comparable to such Reference Bank's Eurocurrency Rate Advances.

                  (f) (i) If Moneyline Telerate Markets Page 3750 is unavailable, the Agent shall consult any similar nationally recognized company or service that provides rate quotations comparable to those currently provided by Moneyline Telerate Markets that is reasonably available to the Agent;

                  (ii) if, notwithstanding the foregoing, the Agent is unable to determine the Eurocurrency Rate or LIBO Rate, then,

                  (A) the Agent shall forthwith notify the applicable Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

                  (B) with respect to Eurocurrency Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (2) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the applicable Borrower or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (C) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.10. Optional Conversion of Revolving Credit Advances. The Company may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.09 and 2.13, Convert all Revolving Credit Advances denominated in Dollars of one Type comprising the same Borrowing into Revolving Credit Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Dollar denominated Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower requesting such Conversion.

                  SECTION 2.11. Prepayments of Revolving Credit Advances. (a) Optional. Each Borrower may, upon notice at least three Business Days prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, the applicable Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

                  (b) Mandatory. (i) If, on any date, the Agent notifies the Company that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus
(B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Foreign Currencies then outstanding exceeds 105% of the aggregate Commitments of the Lenders on such date, the Company and, if applicable, each other Borrower shall, as soon as practicable and in any event within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances prepaid; The Agent shall give prompt notice of any prepayment required under this Section 2.11(b) to the Company and the Lenders, and shall provide prompt notice to the Company and each other Borrower of any such notice of required prepayment received by it from any Lender.

                  (ii) The Company shall provide the Lenders with written notice (a "Change in Control Notice") within five Business Days of the occurrence of any Change of Control and, upon the written demand (a "Prepayment Demand") of the Agent, acting at the direction of the Required Lenders, made any time within thirty days after receipt by the Agent of the Change in Control Notice, the Company and, if applicable, each other Borrower shall, within forty-five Business Days after receipt of such Prepayment Demand (unless prior to the expiration of such time period the event that gave rise to such Change of Control shall no longer exist or shall have been otherwise cured or rescinded), prepay the outstanding principal amount of all Revolving Credit Advances and Competitive Bid Advances and all accrued and unpaid interest thereon, together with all other amounts owing by the Borrowers under this Agreement, and terminate the Commitments pursuant to Section 2.06 hereof.

                  (iii) Each prepayment made pursuant to this Section 2.11(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance, a LIBO Rate Advance or a Local Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.11(b) to the Borrowers and the Lenders.

                  SECTION 2.12. Increased Costs; Reserve Percentages. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority enacted or imposed after the Effective Date (and not already accounted for pursuant to subsection (c) below) including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or LIBO Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.12 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section
2.15 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, at any time, the Eurocurrency Rate Reserve Percentage applicable to any Lender shall increase the cost (whether by incurring a cost or adding to a cost) to such Lender of making or maintaining hereunder any Eurocurrency Rate Advance or LIBO Rate Advance or to reduce the amount of principal or interest received by such Lender with respect to such Advance, then, upon demand by such Lender, the applicable Borrower shall pay to such Lender from time to time on the last day of the Interest Period with respect to such Advance, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Lender for such increased cost or reduced amount, so long as such additional cost or reduced amount is allocable to such Advance. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error. Each Lender shall notify the Company as promptly as practicable (with a copy thereof delivered to the Agent) of the existence of any event that will likely require the payment by any Borrower of any such additional amount under this Section.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section 2.12 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies such Borrower of the change giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be deemed to include the period of retroactive effect thereof.

                  SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or LIBO Rate Advances in Dollars or any Committed Currency or LIBO Rate Advances in Dollars or any Foreign Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency or LIBO Rate Advances in Dollars or any Foreign Currency hereunder, (a) each Eurocurrency Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, (i) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (ii) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in any Foreign Currency, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.14. Payments and Computations. (a) Each Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in Dollars, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent's Account in same day funds. Each Borrower shall make each payment, irrespective of any right of counterclaim or set-off hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, not later than 11:00 A.M. (at the Payment Office for such Foreign Currency) on the day when due in such Foreign Currency to the Agent, by deposit of such funds to the applicable Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, facility fees or letter of credit commissions ratably (other than amounts payable pursuant to Section 2.03, 2.12, 2.15 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.06(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

                  (c) All computations of interest based on the Base Rate calculated in accordance with clause (a) of the definition thereof shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate, the Base Rate calculated in accordance with clause (b) or (c) of the definition thereof or the Federal Funds Rate and of facility fees and letter of credit commissions shall be made by the Agent on the basis of a year of 360 days and computations in respect of Competitive Bid Advances shall be made by the Agent or the Sub-Agent, as the case may be, as specified in the applicable Notice of Competitive Bid Borrowing (or, in each case of Advances denominated in Foreign Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, facility fees or letter of credit commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, facility fee or letter of credit commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Foreign Currencies.

                  (f) To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.14, the Agent shall be entitled to convert or exchange such funds into Dollars or into a Foreign Currency or from Dollars to a Foreign Currency or from a Foreign Currency to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.14; provided that the Borrowers and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by any Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.14(f) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that the Company agrees to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all reasonable losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.14(f).

                  SECTION 2.15. Taxes. (a) Any and all payments by any Borrower to or for the account of any Lender or the Agent hereunder or under the Notes shall be made, in accordance with Section 2.14 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.15) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes and upon request, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by any Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and such Borrower with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide any Borrower with the appropriate form, certificate or other document described in Section 2.15(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, each Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurocurrency Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (h) If any Lender determines, in its sole judgment, that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by any Borrower pursuant to subjection (a) or
(c) above in respect of payments under the Credit Agreement or the Notes, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 2.15 exceeding the amount needed to make such Lender whole, such Lender shall pay to the applicable Borrower, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses in securing such refund, deduction or credit.

                  SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.12, 2.15 or 9.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.17. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Revolving Credit Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

                  (b)      The Register maintained by the Agent pursuant to
Section 9.06(g) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it,
(iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from each Borrower hereunder and each Lender's share thereof.

                  (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

                  SECTION 2.18. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Company and its Subsidiaries.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                  (a) Except for matters disclosed in the Company's SEC Reports or except as otherwise disclosed to the Agent and the Lenders in writing prior to the Effective Date, there shall have occurred no Material Adverse Change since December 31, 2002.

                  (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of the Secretary or Treasurer of the Company, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect, except for matters disclosed in the Company's SEC Reports or except as otherwise disclosed to the Agent and the Lenders in writing prior to the Effective Date or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

                  (c) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (d) The Company shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

                  (e) The Company shall have paid all accrued fees and expenses of the Agent and the Lenders.

                  (f) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

                           (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

                           (ii) No event has occurred and is continuing that constitutes a Default.

                  (g) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

                           (i) The Revolving Credit Notes to the order of the Lenders to the extent requested by any Lender pursuant to
                  Section 2.17.

                           (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                           (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                           (iv) A favorable opinion of the General Counsel for the Company and of Jones Day, special counsel for the Company, substantially in the form of Exhibits F-1 and F-2 hereto, respectively, and as to such other matters as any Lender through the Agent may reasonably request.

                           (v) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

                  (h) The Borrower shall have terminated the commitments of the lenders and repaid or prepaid in full all amounts outstanding under
         (i) the 364-Day Credit Agreement, dated as of September 16, 2002 (the "364-Day Credit Agreement"), among the Company, certain other borrowers parties thereto, the lenders parties thereto and Citibank, N.A., as administrative agent, and (ii) the Amended and Restated Three Year Credit Agreement, dated as of September 23, 2002 (the "Three Year Credit Agreement"), among the Company, certain other borrowers parties thereto, the lenders parties thereto and Citibank, N.A., as administrative agent. By execution of this Agreement, each of the Lenders that is a lender under either of the credit agreements referred to above hereby waives the requirements set forth in (x) Sections 2.05 and 2.10 of the 364-Day Credit Agreement and (y) Sections 2.06 and 2.11 of the Three Year Credit Agreement, of prior notice to the termination of its commitments and prepayment of advances thereunder.

                  SECTION 3.02. Conditions Precedent to Initial Borrowing of Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary following its designation as a Borrower hereunder pursuant to Section 9.12 on the occasion of the initial Borrowing thereby is subject to the Agent's receipt on or before the date of such initial Borrowing of each of the following, in form and substance satisfactory to the Agent and dated such date:

                  (a) The Designation Letter of such Designated Subsidiary, in substantially the form of Exhibit E hereto.

                  (b) The Revolving Credit Note of such Designated Subsidiary to the Lenders to the extent requested by any Lender pursuant to Section 2.17.

                  (c) A certificate of the Secretary or an Assistant Secretary (or person performing similar functions) of such Designated Subsidiary certifying (i) appropriate resolutions of the board of directors (or persons performing similar functions) of such Designated Subsidiary approving this Agreement and its Notes, and all documents evidencing other necessary corporate (or equivalent) action and governmental approvals, if any, with respect to this Agreement and its Notes (copies of which shall be attached thereto) and (ii) the names and true signatures of the officers of such Designated Subsidiary authorized to sign the Designation Letter of such Designated Subsidiary and its Notes and the other documents to be delivered by such Designated Subsidiary hereunder.

                  (d) A copy of a certificate of the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of organization of such Designated Subsidiary, dated reasonably near the date of such Borrowing, certifying that such Designated Subsidiary is duly organized and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization.

                  (e) A certificate signed by a duly authorized officer of such Designated Subsidiary, dated as of the date of such Borrowing, certifying that such Designated Subsidiary has obtained all authorizations, consents, approvals (including, without limitation, exchange control approvals) and licenses of any Governmental Authority or other third party necessary for such Designated Subsidiary to execute and deliver its Designation Letter and its Notes and to perform its obligations under this Agreement or any of its Notes.

                           (f) Such other documents, opinions and other information as any Lender, through the Agent, may reasonably request.

                  SECTION 3.03. Conditions Precedent to Each Revolving Credit Borrowing and Letter of Credit Issuance. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing (other than a Revolving Credit Advance deemed made pursuant to Section 2.04(c)) and the obligation of each Issuing Bank to issue a Letter of Credit shall be subject to the conditions precedent that the

Effective Date shall have occurred and on the date of such Revolving Credit Borrowing or the issuance of such Letter of Credit the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, Notice of Issuance and the acceptance by Borrower requesting such Revolving Credit Borrowing of the proceeds of such Revolving Credit Borrowing or Letter of Credit shall constitute a representation and warranty by such Borrower that on the date of such Borrowing or the issuance of such Letter of Credit such statements are true):

                  (a)      the representations and warranties contained in
         Section 4.01 (except the representations set forth in subsection
         (c)(ii) thereof and in subsection (d)(i) thereof) (and, if such Revolving Credit Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter, other than the representation set forth in subsection (i) of paragraph 5 thereof) are correct on and as of such date (except to the extent that any expressly relate to any earlier date), before and after giving effect to such Revolving Credit Borrowing or the issuance of such Letter of Credit and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (b) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or the issuance of such Letter of Credit or from the application of the proceeds therefrom, that constitutes a Default.

                  SECTION 3.04. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower requesting such Competitive Bid Borrowing of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):

                  (a)      the representations and warranties contained in
         Section 4.01 (except the representations set forth in subsection
         (c)(ii) thereof and in subsection (d)(i) thereof) (and, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter, other than the representation set forth in subsection (i) of paragraph 5 thereof) are correct on and as of the date of such Competitive Bid Borrowing (except to the extent that any expressly relate to any earlier date), before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                  SECTION 3.05. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants as follows:

                  (a) Subsidiaries. The Annual Report of the Company on Form 10-K of the Company for the year most recently ended (in each case, the "Form 10-K") correctly lists, as at the end of such year, in all material respects all Significant Subsidiaries. The Company and each Significant Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Significant Subsidiary. All such shares have been duly issued and are fully paid and non-assessable.

                  (b) Corporate Organization and Authority. The Company and each Significant Subsidiary:

                           (i) is a corporation (or other entity) duly organized (or formed), validly existing and in good standing under the laws of its jurisdiction of incorporation (or organization);

                           (ii) has all requisite power and authority and all material licenses and permits necessary to own and operate its properties and to carry on its business as now conducted in each jurisdiction in which it currently conducts any material part of its business; and

                           (iii) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which it currently conducts any material part of its business, wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, other than failures to have good standing or obtain licenses or qualifications, which would not, individually or in the aggregate, create a Material Adverse Effect.

                  (c) Financial Statements. (i) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 2002, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal year ended on said date, accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Ernst & Young LLP, have been prepared in accordance with GAAP consistently applied except as therein noted, and present fairly the financial position of the Company and its Consolidated Subsidiaries as of said date and the results of their operations and changes in their financial position or cash flows for such year.

                           (ii) Except as disclosed in the Company's most recent Form 10Q or Form 10K as filed with the Securities and Exchange Commission or except as otherwise disclosed to the Agent and the Lenders prior to the Effective Date, since December 31, 2002, there has been no Material Adverse Effect.

                  (d) Pending Litigation. There are no proceedings pending or, to the knowledge of the Secretary and the Treasurer of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which (i) could reasonably be expected to have a Material Adverse Effect, except as disclosed in the Company's most recent Form 10Q or Form 10K as filed with the Securities and Exchange Commission or except as otherwise disclosed in writing to the Agent and the Lenders prior to the Effective Date or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

                  (e) Loan is Legal and Authorized. The borrowing by the Company under this Agreement and compliance by the Company with all of the provisions of this Agreement:

                           (i)      are within the corporate powers of the
                  Company;

                           (ii) will not violate any provisions of any material law, court order or governmental authority or agency directive and will not conflict with or result in any breach of any of the material terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or any material indenture or other material agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any material Liens or encumbrances on any property of the Company; and

                           (iii)    have been duly authorized by proper
                  corporate action on the part of the Company (no action by the shareholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable in accordance with its respective terms.

                  (f) Governmental Consent. No material approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of this Agreement or compliance by the Company with any of the provisions of this Agreement.

                  (g) Taxes. All material tax returns required to be filed by the Company or any Significant Subsidiary in any jurisdiction in which it currently conducts any material part of its business have, in fact, been filed, and all material taxes, assessments, fees and other governmental charges upon the Company or any Significant Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid or provisions for the payment thereof has been made except for any taxes which are being contested in good faith and with respect to which adequate reserves have been established. The provisions for taxes on the consolidated financial statements of the Company are adequate in all material respects for all open years, and for its current fiscal period.

                  (h) Use of Proceeds; Margin Stock. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of proceeds of the loans thereunder) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter
         II. "Margin Stock," as defined in said Regulations U and X does not make up twenty five percent or more of the assets of the Company and its subsidiaries on a consolidated basis.

                  (i) ERISA. The consummation of the transactions provided for in this Agreement and compliance by the Company with the provisions thereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no material PBGC Reportable Event (as defined in ERISA) as to which the requirement of notice within 30 days has not been waived has occurred and is continuing with respect to any Plan, and (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so where a material withdrawal liability has occurred or will occur. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any material "accumulated funding deficiency" as defined in Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has any material contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been reflected in the Company's Form 10-K.

                  (j) Compliance with Environmental Laws. The Company is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation would be reasonably likely to have a Material Adverse Effect. Except as set forth in the Form 10-K, the Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.
         Section 6901 et seq.) which could reasonably be expected to have a Material Adverse Effect.

                  (k) Ownership of Properties. The Company and its Restricted Subsidiaries have good title, free and clear of all material Liens other than those permitted by Section 5.01(g), to all material owned portions of their respective Principal Properties.

                  (l) Investment Company Act. Neither the Company nor any Significant Subsidiary is an "investment company" or a company "controlled" by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (m) Public Utility Holding Company Act. Neither the Company nor any Significant Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

                  SECTION 5.01. Covenants. So long as any Advance shall remain unpaid, any Lender shall have any Commitment hereunder or any Letter of Credit shall be outstanding:

                  (a) Corporate Existence, Etc. The Company will preserve and keep in full force and effect (i) its corporate existence and (ii) all licenses and permits necessary, in all material respects, to the proper conduct of its business, provided that the foregoing shall not
         (x) prevent any transaction permitted by Sections 5.01(h) or (y) require any preservation or actions in respect of licenses and permits where the aggregate effect of all failures with respect thereto would not be reasonably likely to cause a Material Adverse Effect.

                  (b) Insurance. The Company will maintain, and will cause each Consolidated Subsidiary to maintain, insurance coverage by reputable insurers and in such forms and amounts and against such risks as are customary for corporations engaged in the same or similar business and owning and operating similar properties, provided, that the Company and its Subsidiaries may maintain a system or systems of self-insurance in accordance with sound business, accounting and actuarial practice as is customary for corporations engaged in the same or a similar business and having a net worth similar to Consolidated Net Worth of the Company as of the date of any determination; and further provided that the foregoing shall apply only if the effect of all failures of the Company or such Subsidiary to take such action would be to cause a Material Adverse Effect.

                  (c) Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will, and will cause each Subsidiary promptly to
         (i) pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, and (ii) pay and discharge, or make arrangement to pay and discharge, in the ordinary course of its business , all trade accounts payable and all claims for work, labor or materials, any of which, if unpaid, might become a Lien (other than a Lien permitted pursuant to this Agreement) upon any Principal Property of the Company or such Subsidiary; provided, however, that the foregoing shall apply only if the effect of the failure of the Company or any Subsidiary to take such action would be to cause a Material Adverse Effect; provided further that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if
         (x) the validity thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any material property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (y) the Company or such Subsidiary shall set aside on its books, reserves, if any, deemed by it to be adequate with respect thereto. The Company will comply and will cause each Subsidiary to comply in all material respects with all laws, ordinances or governmental rules and regulations to which it is subject and all licensing and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, except where the necessity of compliance therewith is being contested in good faith by appropriate actions or proceedings or the violation of which, in the aggregate, is not reasonably likely to have a Material Adverse Effect.

                  (d) Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its material properties necessary for the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained; provided, however, that the foregoing shall apply only if the effect of all failures of the Company or such Subsidiary to take such actions would be to cause a Material Adverse Effect.

                  (e) Consolidated Net Worth. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (i) $675,000,000 plus (ii) 50% of any positive Consolidated Net Income, which Consolidated Net Income shall be computed on a cumulative basis as of the last day of each fiscal year beginning with the fiscal year ending December 31, 2003 (for the purposes of this Section 5.01(e), Consolidated Net Income which is a deficit for any fiscal year shall be deemed to be zero) plus (iii) up to $285,000,000 of any reversals recorded through Other Comprehensive Income in accordance with GAAP in 2003 and/or any subsequent years of non-cash charges actually taken through Other Comprehensive Income in accordance with GAAP in 2002 related to potential underfunding of the Company's defined benefit pension plans in 2002.

                  (f) Leverage Ratio. The Company will maintain a Leverage Ratio of not greater than 4.00 to 1 until September 29, 2004, 3.75 to 1 from September 30, 2004 through December 29, 2004 and 3.50 to 1 after December 29, 2004.

                  (g) Liens, Etc. The Company will not and will not permit any Restricted Subsidiary to create or incur or suffer to be incurred or to exist any Lien securing Debt of any Person upon its Principal Properties, whether now owned or hereafter acquired or upon any income or profits therefrom, or transfer any of its Principal Properties for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors or acquire or agree to acquire or permit any Restricted Subsidiaries to acquire any Principal Properties upon conditional sales agreements, sale-leaseback arrangements or other title retention devices, provided, however that the foregoing limitation will not be applicable to the following:

                           (i) Liens in favor of governmental entities to secure payments pursuant to any contract or statute or to secure any Indebtedness owing to a governmental entity incurred to finance the purchase price or the cost of construction of the property subject to such Lien,

                           (ii) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary,

                           (iii) Liens existing as of the date of this Agreement and reflected on the Company's 2002 Form 10-K,

                           (iv)     Liens existing on the assets of a
                  corporation at the time such corporation initially becomes a Restricted Subsidiary,

                           (v) Liens incurred after the date of this Agreement given to secure the payment of the purchase price, construction cost or improvement cost incurred in connection with the acquisition, construction or improvement of assets, including Liens existing on such assets at the time of acquisition thereof or at the time of acquisition by the Company or any Restricted Subsidiary of any business entity then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of the assets to which they attach, provided that (A) the Lien shall attach solely to the assets acquired or purchased (including any assets which are attached or otherwise adjoining such assets) and (B) such Lien has been created or incurred by the Company or such Restricted Subsidiary simultaneously with, or within one year after, the date of acquisition, construction or improvement of such assets,

                           (vi) in addition to the Liens permitted by the foregoing clauses of this Section 5.01(g), additional Liens encumbering Principal Properties securing Debt of the Company or any Restricted Subsidiary, provided, that the aggregate principal amount of all such Debt so secured shall not at any time exceed 10% of Net Tangible Assets, and

                           (vii) any extension, renewal or replacement of any Lien permitted by the proceeding clauses (i) through (vi) inclusive in respect of the same property theretofore subject to such Lien, incurred in connection with the extension, renewal or refunding of the Debt secured thereby.

                  (h)      Mergers, Sale of Assets.

                  (i) The Company will not merge or consolidate with or into any Person unless in each case the Company shall be the surviving corporation, except that the Company may consolidate with or merge into any other Person if such consolidation or merger is, in the opinion of Board of Directors of the Company, advantageous for tax or operational reasons (but not to effect the acquisition of or by, or consolidation with, any Person that is not already a Subsidiary of the Company), provided that:

                           (A) such Person (the "Surviving Corporation") is a corporation organized under the laws of the United States of America having a majority of its assets located in the United States of America;

                           (B) at least a majority of the combined voting power of all Voting Stock of the Surviving Corporation immediately after giving effect to such consolidation or merger is owned by Persons which owned Voting Stock of the Company immediately prior to giving effect thereto;

                           (C) no Default shall have occurred and be continuing at the time of such proposed merger or consolidation or would result therefrom;

                           (D) the Company shall have provided to the Agent and the Lenders such corporate governance and authorization documents, in form and substance satisfactory to the Agent and the Lenders, as may be deemed necessary or advisable by the Agent and the Lenders; and

                           (E) the Surviving Corporation shall expressly assume, by written agreement delivered to the Agent and the Lenders, all of the obligations of the Company under this Agreement, whereupon the Surviving Corporation shall (1) succeed to all of the rights and obligations of the Company under this Agreement, (2) for all purposes hereof be substituted for the Company hereunder, and (3) constitute the "Company" and a "Borrower" bound by this Agreement.

                           (ii) The Company will not convey, transfer, lease or
                  otherwise dispose of (whether in one transaction or in a series of transactions) 50% or more of the consolidated assets of the Company and its Subsidiaries taken as a whole (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Company may dispose of assets to any other Subsidiary of the Company, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (i) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to enter into or be a party to any transaction or arrangement with any Affiliate (other than the Company or any of its Subsidiaries) including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any such Affiliate, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; provided, however, that the foregoing shall apply only if the effect of all failures of the Company or such Subsidiary to take such actions would be to cause a Material Adverse Effect.

                  (j) Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in a withdrawal liability (as described in Part 1 of Subtitle E of Title IV or ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, which liability or Lien would have a Material Adverse Effect.

                  (k) Reports and Rights of Inspection. The Company will keep on a consolidated basis proper books of record and account of its dealings or transactions of, or in relation to, the business and affairs of the Company, in accordance with GAAP consistently applied (except for changes concurred in by the independent public accountants referred to in Section 5.01(k)(ii) hereof), and will furnish to the Lenders (in duplicate if so specified below or otherwise requested):

                           (i) Quarterly Statements. Within 90 days (or, if the Public Debt Rating is BBB- from S&P or Baa3 from Moody's, 60 days) after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                                    (A)      consolidated balance sheets of the
                           Company and its Consolidated Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                                    (B)      consolidated statements of income
                           of the Company and its Consolidated Subsidiaries for such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                                    (C)      consolidated statements of cash
                           flows of the Company and its Consolidated
                           Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company, provided, that the Company may comply with the requirements of this paragraph (i) by furnishing within the time period described above, the Company's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission and provided further that the Company may also comply with this paragraph
                  (i) by publishing such data or documents on its Internet web page or in another publicly accessible electronic database, unless any Lender at any time makes a written request for hard copy disclosure only.

                           (ii) Annual Statements. Within 120 days after the close of each fiscal year of the Company, copies of:

                                    (A)      consolidated balance sheets of the
                           Company and its Consolidated Subsidiaries as of the close of such fiscal year, and

                                    (B)      consolidated statements of income
                           and retained earnings and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Consolidated Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances, provided, that the Company may comply with the requirements of this paragraph (ii) by furnishing within the period described above, the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission and provided further that the Company also may comply with the requirements of this paragraph (ii) by publishing such documents or data on its Internet web page or in another publicly accessible electronic database, unless any Lender at any time makes a written request for hard copy disclosure only.

                           (iii) SEC and Other Reports. Promptly after filing, copies of any Form 10-Q, Form 8-K, proxy materials or similar general report or notice filed with the Securities and Exchange Commission and sent by the Company to shareholders generally, and upon any Lender's request, one copy of any other financial statement (other than financial statements contemplated in paragraphs (i) and (ii) above), report, notice or proxy statement sent by the Company to shareholders generally and of each regular or periodic report (other than financial statements contemplated in paragraphs (i) and (ii) above), and any registration statement or prospectus filed by the Company or any Subsidiary with the Securities and Exchange Commission or any successor agency not accorded confidential status by the Securities and Exchange Commission; and provided further that the Company may also comply with this paragraph
                  (iii) by publishing such data or documents on its Internet web page or in another publicly accessible electronic database, unless any Lender at any time makes a written request for hard copy disclosure only.

                           (iv) Officer's Certificates. Within the period provided in paragraphs (i) and (ii) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (A) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Sections 5.01(e) and (f) at the end of the fiscal period covered by the financial statements then being furnished, and (B) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate any Default and, if any such Default exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto, provided, however, that delivery to the Agent pursuant to
                  Section 9.02(c) of the certificates requested in this paragraph (iv) within the period provided in paragraphs (i) and (ii) above shall be deemed to satisfy the requirement set forth in this paragraph (iv);

                           (v) Accountants' Certificates. Within the period provided in paragraph (ii) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed Sections 5.01(e) and (f) and stating further that, in making their audit, such accountants have not become aware of any Default under any of the terms or provisions of such Sections insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such Default then exists, specifying the nature and period of existence thereof, provided, however, that such accountants shall not be liable to any Lender or any successor or assignee of any Lender, directly or indirectly, for failure to obtain knowledge of any such Default which failure is not attributable to the negligence or misconduct of such accountants, provided, however, that delivery to the Agent pursuant to Section 9.02(c) of the certificates requested in this paragraph (v) within the period provided in paragraphs
                  (i) and (ii) above shall be deemed to satisfy the requirement set forth in this paragraph (v);

                           (vi) Defaults. As soon as possible and in any event within five Business Days after a Responsible Officer of the Company has actual knowledge of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto; and

                           (vii) Requested Information. With reasonable promptness, such other data and information regarding the financial condition of the Company and its Subsidiaries as any Lender through the Agent may reasonably request. Without limiting the foregoing, upon a reasonable request made in writing to the Company, the Company will, subject to applicable regulations of the Federal government relating to classified information and reasonable security and safety regulations of the Company, permit the Agent or any Lender (or such person as the Agent or such Lender may designate on its behalf) to visit the headquarters of the Company and to examine the books of account of the Company and its Subsidiaries as reflect the creditworthiness of the Company, to make copies and extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its officers and employees at all such reasonable times and as often as may be reasonably requested, provided, that nothing contained in this sentence shall require the Company to divulge or otherwise make available the Company's trade secrets, processes, other know-how and proprietary property or information.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or (ii) any Borrower shall fail to pay any interest on any Advance within five Business Days after the same becomes due and payable, or (iii) any Borrower shall fail to pay any fee payable under Section 2.05 within five Business Days after written notice by the Agent or any Lender that the same is due and payable; or

                  (b) Any representation or warranty made by the Company herein or by any Borrower (or any of its officers) in connection with this Agreement, or by any Designated Subsidiary in the Designation Letter pursuant to which such Designated Subsidiary became a Borrower, shall prove to have been incorrect in any material adverse respect when made; or

                  (c) (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 2.11(b)(ii) or Section 5.01(a)(i), (e), (f), (g), (h), (j) or (k), or (ii) the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

                  (d) The Company or any of its Restricted Subsidiaries shall fail to pay any principal of or premium or interest on any obligation for borrowed money that is outstanding in a principal amount of at least $30,000,000 in the aggregate (but excluding obligations for borrowed money outstanding hereunder and obligations for borrowed money owed to the Company or any such Subsidiary) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other event shall occur or condition shall exist under any agreement or instrument relating to any such obligations for borrowed money and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to pay or other event or condition is to accelerate the maturity of such obligation for borrowed money; or

                  (e) The Company or any of its Restricted Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Restricted Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Restricted Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Judgments or orders for the payment of money in excess of $30,000,000 in the aggregate shall be rendered against the Company or any of its Restricted Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if, for so long as and to the extent that (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances (other than Revolving Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.04(c)) and the obligation of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under any Bankruptcy Law, (A) the obligation of each Lender to make Advances (other than Revolving Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.04(c)) and the obligation of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, at the Borrowers' option, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) within two Business Days after such demand, make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law. If any Letter of Credit expires and is undrawn, the Agent shall promptly deliver to the Borrowers the funds in the L/C Cash Collateral Account relating to such Letter of Credit. All interest and other amounts, if any, earned in the L/C Cash Collateral Account shall be for the account of the Borrowers.

                                   ARTICLE VII

                                    GUARANTY

                  SECTION 7.01. Guaranty. The Company hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement or any Note (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or any Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Borrower to the Agent or any Lender under or in respect of this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower. Notwithstanding anything in this Article VII or elsewhere in this Agreement to the contrary, prior to the payment by the Company of any of the Guaranteed Obligations hereunder, the Agent shall give the Company written notice of the event that gave rise to the demand for payment therefor and shall provide the Company five Business Days within which to cure or otherwise remedy, or cause the appropriate Borrower to cure or otherwise remedy, such event.

                  SECTION 7.02. Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. The obligations of the Company under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement, and a separate action or actions may be brought and prosecuted against the Company to enforce this Guaranty, irrespective of whether any action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions. The liability of the Company under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of this Agreement or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement, or any other amendment or waiver of or any consent to departure from this Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement or any other assets of any Borrower or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

                  (f) any failure of the Agent or any Lender to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower now or hereafter known to the Agent or such Lender (the Company waiving any duty on the part of the Agent and the Lenders to disclose such information);

                  (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of the Company or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations, but not including payment) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, the Company, any Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Company or any other Borrower or otherwise, all as though such payment had not been made.

                  SECTION 7.03. Waivers and Acknowledgments. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

                  (b) The Company hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) The Company hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any of the Agent or the Lenders, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.

                  (d) The Company hereby unconditionally and irrevocably waives any duty on the part of the Agent or any Lender to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower or any of its Subsidiaries now or hereafter known by the Agent or such Lender.

                  (e) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

                  SECTION 7.04. Subrogation. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company's obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any other Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Agent and the Lenders, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Company shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash and (iii) the Termination Date shall have occurred, the Agent and the Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Guaranty.

                  SECTION 7.05. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 9.06. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders.

                                  ARTICLE VIII

                                    THE AGENT

                  SECTION 8.01. Authorization and Action. Each Lender (in its capacities as a Lender and Issuing Bank, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

                  SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.06; (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose information obtained or received by it or any of its affiliates relating to the Company or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

                  SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.05. Indemnification. (a) The Lenders (other than the Designated Bidders) agree to indemnify the Agent (to the extent not reimbursed by a Borrower), ratably according to the respective principal amounts of the Revolving Credit Advances then owed to each of them (or if no Revolving Credit Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by a Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

                  (b) Each Lender (other than the Designated Bidders) severally agrees to indemnify the Issuing Banks (to the extent not reimbursed by a Borrower in accordance with this Agreement) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse any such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by a Borrower under Section 9.04, to the extent that such Issuing Bank is not reimbursed for such costs and expenses by a Borrower in accordance with the terms of this Agreement.

                  (c) For purposes of this Section 8.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Revolving Credit Advances outstanding at such time and owing to the respective Lenders,
(ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Commitments at such time; provided that the aggregate principal amount of Revolving Credit Advances owing to the Issuing Banks as a result of drawings under Letters of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender to reimburse the Agent or any such Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or any such Issuing Bank, as the case may be, for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent; provided, that, unless an Event of Default shall exist and be continuing, such successor Agent shall be subject to the approval of the Company. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 8.07. Sub-Agent. The Sub-Agent has been designated under this Agreement to carry out duties of the Agent, provided that the designation of the Sub-Agent shall not limit the obligations of the Agent hereunder. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Borrowers and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

                  SECTION 8.08. Other Agents. Each Lender hereby acknowledges that neither the documentation agent nor any other Lender designated as any "Agent" (other than the Agent) on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders) affected thereby, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitment of any Lender, (c) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Revolving Credit Commitments, the aggregate Available Amount of outstanding Letters of Credit or of the aggregate unpaid principal amount of the Revolving Credit Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release the Company from any of its obligations under Article VII or (g) amend this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, affect the rights or obligation of the Issuing Banks in their capacity as Issuing Banks under this Agreement.

                  SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to any Borrower, at the address of the Company at Four Coliseum Center, 2730 West Tyvola Road, Charlotte, North Carolina 28217, Attention: Treasurer, Telecopier No. 704-423-7075 if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention:
Bank Loan Syndications Department, Telecopier No. 302-894-6102; or, as to the Company or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent, or (y) with respect to materials required to be delivered pursuant to Section 5.01(k)(iv) and (v), delivered to the Agent as specified in
Section 9.02(c) or as otherwise agreed to between the Company and the Agent. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or any Note, (i) any notice to the Borrowers or to any one of them required under this Agreement or any such Note that is delivered to the Company shall constitute effective notice to the Borrowers or to any such Borrower, including the Company and (ii) any Notice of Borrowing or any notice of Conversion delivered pursuant to Section 2.09 may be delivered by any Borrower or by the Company, on behalf of any other Borrower. Each Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to receive and deliver notices in accordance with this Section 9.02, and hereby irrevocably agrees that (A) in the case of clause (i) of the immediately preceding sentence, the failure of the Company to give any notice referred to therein to any such Designated Subsidiary to which such notice applies shall not impair or affect the validity of such notice with respect thereto and (B) in the case of clause (ii) of the immediately preceding sentence, the delivery of any such notice by the Company, on behalf of any other Borrower, shall be binding on such other Borrower to the same extent as if such notice had been executed and delivered directly by such Borrower.

                  (c) So long as Citibank or any of its Affiliates is the Agent, materials required to be delivered pursuant to Section 5.01(k)(iv) and
(v) shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Company agrees that the Agent may make such materials (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks (or another secured website acceptable to the Company) in a timely manner (the "Platform"). The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

                  (d) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

                  (b) The Company agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or the Letters of Credit, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Lender, the Agent and the Company agree not to assert any claim for special, indirect, consequential or punitive damages against any other party, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

                  (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance, LIBO Rate Advance or Local Rate Advance is made by a Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09, 2.11 or 2.13, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.06 as a result of a demand by the Company pursuant to
Section 9.06(a) or (ii) as a result of a payment or Conversion pursuant to
Section 2.09, 2.11 or 2.13, the applicable Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any reasonable loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. If any Eurocurrency Rate Advance, LIBO Rate Advance or Local Rate Advance denominated in a Committed Currency is required to be exchanged into an Equivalent amount of Dollars pursuant to
Section 2.09 or 2.13, the Company shall indemnify each Lender for all losses, costs and expenses suffered or incurred by such Lender as a result of such exchange (including, without limitation, any foreign exchange loss). If the amount of the Committed Currency purchased by any Lender in the case of a Conversion or exchange of Advances in the case of Section 2.09 or 2.13 exceeds the sum required to satisfy such Lender's liability in respect of such Advances, such Lender agrees to remit to the Company such excess.

                  (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.12, 2.15 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 9.05. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company, the Agent and the Initial Issuing Banks and when the Agent shall have been notified by the Required Lenders that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 9.06. Assignments, Designations and Participations.
(a) Each Lender (other than the Designated Bidders) may and, if demanded by the Company (following a demand by such Lender pursuant to Section 2.12 or 2.15 or an assertion of illegality by such Lender pursuant to Section 2.13 and so long as no Event of Default has occurred and is continuing) upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $20,000,000 (or, in the case of an assignment to a Lender, $5,000,000) or an integral multiple of $1,000,000 in excess thereof unless the Company and the Agent otherwise agree, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 9.06(a) shall be arranged by the Company after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 9.06(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Company, such recordation fee shall be payable by the Company except that no such recordation fee shall be payable in the case of an assignment made at the request of the Company to an Eligible Assignee that is an existing Lender, and (vii) any Lender may, without the approval of the Company and the Agent, assign all or a portion of its rights to any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.12, 2.15 and 9.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or as an Issuing Bank, as the case may be.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

                  (d) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03; provided, however, that (i) no such Lender shall be entitled to make more than two such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to
Section 2.03, (iii) each such designation shall be to a Designated Bidder and
(iv) the parties to each such
designation shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to Section
2.03 and the obligations related thereto.

                  (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon the Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder;
(vi) such designee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company.

                  (g) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (h) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and any Note or Notes held by it); provided, however, that
(i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (i) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 9.06, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Company furnished to such

Lender by or on behalf of the Company; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Company received by it from such Lender.

                  (j) Each Issuing Bank may assign to an Eligible Assignee its rights and obligations or any portion of the undrawn Letter of Credit Commitment at any time; provided, however, that (i) the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                  (k) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (l) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Agent and the Company, the option to provide to the applicable Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. Each SPC shall have granted its Granting Lender an irrevocable power of attorney to deliver and receive all communications and notices under this Agreement and to exercise, in its reasonable discretion, on behalf of such SPC, all of such SPC's voting rights under this Agreement. No additional Note shall be required to evidence the Advances or portion thereof made by an SPC and the Granting Lender shall be deemed to hold its Note as agent for such SPC to the extent of the Advances or portion thereof funded by such SPC. In addition, any payments for the account of any SPC shall be paid to its respective Granting Lender as agent for such SPC. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender (and shall not result in any additional amounts being payable by any Borrower under this Agreement). Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.06(l), any SPC may (i) with notice to, but without the prior written consent of, the Company and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Lender or to any financial institutions (consented to by the Company and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.06(l) may not be amended without the written consent of the SPC.

                  SECTION 9.07. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Company, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.06(i), to actual or prospective assignees and participants, and then only on a confidential basis consistent with the requirements of this Section, (b) as required by any law, rule or regulation or judicial process, (c) for evidentiary purposes in any relevant action, proceeding or arbitration, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Company received by it from such Lender and (e) as requested or required by any state, federal or foreign authority or examiner or non-governmental regulatory body regulating or claiming authority to regulate banks or banking. Notwithstanding anything herein to the contrary, the Company, the Agent and the Lenders may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company, the Agent or any Lender relating to such U.S. tax treatment and tax structure.

                  SECTION 9.08. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.10. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Foreign Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Foreign Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (c) The obligation of any Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

                  SECTION 9.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Designated Subsidiary hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon the Company at its address set forth in Section 9.02 and each such Borrower hereby irrevocably appoints the Company its authorized agent to accept such service of process, and agrees that the failure of the Company to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Company hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Company at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.12. Designated Subsidiaries. (a) Designation. The Company may at any time and from time to time by delivery to the Agent of a Designation Letter, duly executed by the Company and a wholly owned Subsidiary and in substantially the form of Exhibit E hereto, designate such Subsidiary as a "Designated Subsidiary" for all purposes of this Agreement, and, upon fulfillment of the applicable conditions set forth in Section 3.02 and after such Designation Letter is accepted by the Agent, such Subsidiary shall thereupon become a Designated Subsidiary for all purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of each such designation by the Company and the identity of each such Designated Subsidiary.

                  (b) Termination. Upon the request of the Company and the payment and performance in full of all of the indebtedness, liabilities and obligations of any Designated Subsidiary under this Agreement and the Notes issued by it, then, so long as at such time such Designated Subsidiary has not submitted a Notice of Revolving Credit Borrowing, such Designated Subsidiary's status as a Borrower and as a Designated Subsidiary shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall promptly deliver to the Lenders following its receipt of such a request from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advances to such Designated Subsidiary.

                  SECTION 9.13. No Liability of the Issuing Banks. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the applicable Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  [Remainder of page intentionally left blank]

                  SECTION 9.14. Waiver of Jury Trial. The Company, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                       GOODRICH CORPORATION

                                                       By_______________________
                                                          Title:

                                                       By_______________________
                                                          Title:

                                                       CITIBANK, N.A.,
                                                           as Agent

                                                       By_______________________
                                                          Title:

Letter of Credit Commitment

$100,000,000                                           CITIBANK, N.A.,
                                                         as Initial Issuing Bank

                                                       By_______________________
                                                          Title:

$100,000,000                                           BANK OF AMERICA, N.A,
                                                         as Initial Issuing Bank

                                                       By_______________________
                                                          Title:

                                     Lender

Revolving Credit Commitment

$50,000,000                                            CITIBANK, N.A.

                                                       By_______________________
                                                          Title:

$45,000,000                                            BANK OF AMERICA, N.A.

                                                       By_______________________
                                                          Title:

$45,000,000                                            BANK ONE, NA

                                                       By_______________________
                                                          Title:

$45,000,000                                            MERRILL LYNCH BANK USA

                                                       By_______________________
                                                          Title:

$45,000,000                                            WACHOVIA BANK, NATIONAL
                                                       ASSOCIATION

                                                       By_______________________
                                                          Title:

$45,000,000                                            JPMORGAN CHASE BANK

                                                       By_______________________
                                                          Title:

$35,000,000                                            BANK OF MONTREAL

                                                       By_______________________
                                                          Title:

$35,000,000                                            THE BANK OF NEW YORK

                                                       By_______________________
                                                          Title:

$35,000,000                                            CREDIT LYONNAIS NEW YORK
                                                       BRANCH

                                                       By_______________________
                                                          Title:

$35,000,000                                            NATIONAL CITY BANK

                                                       By_______________________
                                                          Title:

$30,000,000                                            CREDIT SUISSE FIRST
                                                       BOSTON, acting through
                                                       its Cayman Islands Branch

                                                       By_______________________
                                                          Title:

$30,000,000                                            DEUTSCHE BANK AG NEW YORK
                                                       BRANCH

                                                       By_______________________
                                                          Title:

                                                       By_______________________
                                                          Title:

$25,000,000                                            MELLON BANK, N.A.

                                                       By_______________________
                                                          Title:

$500,000,000.00            Total of the Revolving Credit Commitments

                                                                      SCHEDULE I
                                                            GOODRICH CORPORATION
                                                     THREE YEAR CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES

                                                      APPLICABLE LENDING OFFICES

Name of Initial Lender                  Domestic Lending Office               Eurodollar Lending Office
----------------------                  -----------------------               -------------------------
Bank of America, N.A.                   One Independence Center               One Independence Center
                                        NC1-001-1503                          NC1-001-1503
                                        Charlotte, NC  28255                  Charlotte, NC  28255
                                        Attn: Credit Services                 Attn: Credit Services
                                        T: 704 386-9875                       T: 704 386-9875
                                        F: 704 404-0069                       F: 704 404-0069
---------------------------------------------------------------------------------------------------------
Bank of Montreal                        115 South LaSalle Street              115 South LaSalle Street
                                        Chicago, IL  60603                    Chicago, IL  60603
                                        Attn: Betty Rutherford                Attn: Betty Rutherford
                                        T: 312 750-3885                       T: 312 750-3885
                                        F: 312 750-4345                       F: 312 750-4345
---------------------------------------------------------------------------------------------------------
The Bank of New York                    One Wall Street                       One Wall Street
                                        New York, NY  10005                   New York, NY  10005
                                        Attn: Trudy Hoo-Fong                  Attn: Trudy Hoo-Fong
                                        T: 212 635-6734                       T: 212 635-6734
                                        F: 212 635-6399                       F: 212 635-6399
---------------------------------------------------------------------------------------------------------
Bank One, NA                            611 Woodward                          611 Woodward
                                        Detroit, MI  48066                    Detroit, MI  48066
                                        Attn: Paul Demelo                     Attn: Paul Demelo
                                        T: 313 225-2520                       T: 313 225-2520
                                        F: 313 225-1212                       F: 313 225-1212
---------------------------------------------------------------------------------------------------------
Credit Lyonnais New York Branch         1301 Avenue of the Americas           1301 Avenue of the Americas
                                        New York, NY  10019                   New York, NY  10019
                                        Attn: Agnes Castillo                  Attn: Agnes Castillo
                                        T: 212 261-7669                       T: 212 261-7669
                                        F: 212 261-7696                       F: 212 261-7696
---------------------------------------------------------------------------------------------------------
Citibank, N.A.                          Two Penns Way                         Two Penns Way
                                        New Castle, DE  19720                 New Castle, DE  19720
                                        Attn:                                 Attn:
                                        T: 302                                T: 302
                                        F: 302                                F: 302
---------------------------------------------------------------------------------------------------------
Credit Suisse First Boston              11 Madison Avenue                     11 Madison Avenue
                                        New York, NY  10010                   New York, NY  10010
                                        Attn: Ed Markowski                    Attn: Ed Markowski
                                        T: 212 538-3380                       T: 212 538-3380
                                        F: 212 538-3477                       F: 212 538-3477
---------------------------------------------------------------------------------------------------------
Deutsche Bank AG New York               40 Kingsbridge Road                   40 Kingsbridge Road
Branch                                  Piscataway, NJ  08854                 Piscataway, NJ  08854
                                        Attn: Nelson Lugaro                   Attn: Nelson Lugaro
                                        T: 732 981-7439                       T: 732 981-7439
                                        F: 732 981-7470                       F: 732 981-7470
---------------------------------------------------------------------------------------------------------

JPMorgan Chase Bank                     1 Chase Manhattan Plaza, 8th Floor    1 Chase Manhattan Plaza, 8th Floor
                                        New York, NY  10081                   New York, NY  10081
                                        Attn: May Fong                        Attn: May Fong
                                        T: 212 552-7314                       T: 212 552-7314
                                        F: 212 552-5650                       F: 212 552-5650
----------------------------------------------------------------------------------------------------------------
Mellon Bank, N.A.                       Three Mellon Center, Room 1203        Three Mellon Center, Room 1203
                                        Pittsburgh, PA  15259                 Pittsburgh, PA  15259
                                        Attn: Roxanne Gray                    Attn: Roxanne Gray
                                        T: 412 234-4769                       T: 412 234-4769
                                        F: 412 209-6125                       F: 412 209-6125
----------------------------------------------------------------------------------------------------------------
Merrill Lynch Bank USA
----------------------------------------------------------------------------------------------------------------
National City Bank                      1900 East 9th Street                  1900 East 9th Street
                                        Cleveland, OH  44114                  Cleveland, OH  44114
                                        Attn:  Vernon Johnson                 Attn: Vernon Johnson
                                        T: 216 488-7099                       T: 216 488-7099
                                        F: 216 488-7110                       F: 216 488-7110
----------------------------------------------------------------------------------------------------------------
Wachovia Bank, National Association     301 South College Street; DC-5        301 South College Street; DC-5
                                        Charlotte, NC  28288                  Charlotte, NC  28288
                                        Attn:  Barbara Van Meerten            Attn: Barbara Van Meerten
                                        T: 704 374-7115                       T: 704 374-7115
                                        F: 704 374-4793                       F: 704 374-4793
----------------------------------------------------------------------------------------------------------------

                                                           EXHIBIT A-1 - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE

U.S.$_______________                               Dated:  _______________, 200_

                  FOR VALUE RECEIVED, the undersigned, __________, a __________ corporation (the "Company"), HEREBY PROMISES TO PAY to the order of __________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Three Year Credit Agreement dated as of August 20, 2003 among the Borrower, [Goodrich Corporation,] the Lender and certain other lenders parties thereto, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest in respect of each Revolving Credit Advance (i) in Dollars are payable in lawful money of the United States of America to the Agent at its account maintained at 399 Park Avenue, New York, New York 10043, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Revolving Credit Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                                       [NAME OF BORROWER]

                                                       By_______________________
                                                          Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                             AMOUNT OF
DATE         AMOUNT OF     PRINCIPAL PAID      UNPAID PRINCIPAL     NOTATION
              ADVANCE         OR PREPAID           BALANCE          MADE BY
----------------------------------------------------------------------------
----------------------------------------------------------------------------
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

                                                           EXHIBIT A-2 - FORM OF
                                                                 COMPETITIVE BID
                                                                 PROMISSORY NOTE

U.S.$_______________                                Dated: _______________, 200_

                  FOR VALUE RECEIVED, the undersigned, _____________, a _______ corporation (the "Company"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Three Year Credit Agreement dated as of August 20, 2003 among the Borrower, [Goodrich Corporation,] the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on __________, 200_, the principal amount of [U.S.$_______________] [for a
Competitive Bid Advance in a Foreign Currency, list currency and amount of such Advance].

                  The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

         Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

                  Both principal and interest are payable in lawful money of ________________ to Citibank, as agent, for the account of the Lender at the office of Citibank, at _________________________ in same day funds.

                  This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

                  The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                          [NAME OF BORROWER]

                                                          By____________________
                                                             Title:

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                      REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
for the Lenders parties
to the Credit Agreement
referred to below
Two Penns Way
New Castle, Delaware 19720
                                     [Date]

                  Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

                  The undersigned, _______________, a ______ corporation refers to the Three Year Credit Agreement, dated as of August 20, 2003 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, [Goodrich Corporation,] certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

                  (i) The Business Day of the Proposed Revolving Credit Borrowing is __________, 200_.

                  (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

                  (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $_______________][for a Revolving Credit Borrowing in a Committed Currency, list currency and amount of Revolving Credit Borrowing].

                  [(iv)    The initial Interest Period for each Eurocurrency
         Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

                  (A)      the representations and warranties contained in
         Section 4.01 of the Credit Agreement (except the representations set forth in subsection (c)(ii) thereof and in subsection (d)(i) thereof) (and, if such Revolving Credit Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter, other than the representation set forth in subsection (i) of paragraph 5 thereof) are correct on and as of such date (except to the extent that any expressly relate to any earlier date), before and after giving effect to such Revolving Credit Borrowing or such Extension Date and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                                        Very truly yours,

                                                        [NAME OF BORROWER]

                                                        By______________________
                                                           Title:

                                                 EXHIBIT B-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING

Citibank, N.A., as Agent
for the Lenders parties
to the Credit Agreement
referred to below
Two Penns Way
New Castle, Delaware 19720
                                     [Date]

                  Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

                  The undersigned, _______________, refers to the Three Year Credit Agreement, dated as of August 20, 2003 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, [Goodrich Corporation,] certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

         (A)      Date of Competitive Bid Borrowing     ________________________

         (B)      Amount of Competitive Bid Borrowing   ________________________

         (C)      [Maturity Date] [Interest Period]     ________________________

         (D)      Interest Rate Basis                   ________________________

         (E)      Day Count Convention                  ________________________

         (F)      Interest Payment Date(s)              ________________________

         (G)      Currency                              ________________________

         (H)      Borrower's Account Location           ________________________

         (I)      ___________________                   ________________________

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

                  (a)      the representations and warranties contained in
         Section 4.01 of the Credit Agreement (except the representations set forth in subsection (c)(ii) thereof and in subsection (d)(i) thereof) (and, (and, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter, other than the representation set forth in subsection (i) of paragraph 5 thereof) are correct on and as of the date of such Competitive Bid Borrowing (except to the extent that any expressly relate to any earlier date), before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

                  (c) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

                  The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                                        Very truly yours,

                                                        [NAME OF BORROWER]

                                                        By______________________
                                                           Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Three Year Credit Agreement dated as of August 20, 2003 (as amended or modified from time to time, the "Credit Agreement") among GOODRICH CORPORATION, a New York corporation (the "Company"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement together with participations in Letters of Credit held by such Assignor as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note[, if any,] held by the Assignor [and requests that the Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of [the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement[, respectively,] as specified on Schedule 1 hereto].

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.15 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

Percentage interest assigned:                                                    _____%

Assignee's Commitment:                                                          $______

Aggregate outstanding principal amount of Revolving Credit Advances assigned:   $______

Principal amount of Revolving Credit Note payable to Assignee:                  $______

Principal amount of Revolving Credit Note payable to Assignor:                  $______

Effective Date*:  _______________, 200_

                                                 [NAME OF ASSIGNOR]
                                                     as Assignor

                                                 By______________________
                                                    Title:

                                                 Dated: _______________, 200_

                                                 [NAME OF ASSIGNEE], as Assignee

                                                 By______________________
                                                    Title:

                                                 Dated: _______________, 200_

                                                 Domestic Lending Office:
                                                        [Address]

                                                 Eurocurrency Lending Office:
                                                        [Address]

--------------------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved]** this
__________ day of _______________, 200_

CITIBANK, N.A., as Agent

By_____________________________________
  Title:

[Approved this __________ day
of _______________, 200_

GOODRICH CORPORATION

By_____________________________________]
  Title:

By_____________________________________]*
  Title:

--------------------------------
** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                                             EXHIBIT D - FORM OF
                                                           DESIGNATION AGREEMENT

                           Dated _______________, 200_

                  Reference is made to the Credit Agreement dated as of August 20, 2003 (as amended or modified from time to time, the "Credit Agreement") among GOODRICH CORPORATION, a New York corporation (the "Company"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  _________________________ (the "Designor") and _______________
(the "Designee") agree as follows:

                  1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Advances pursuant to Section 2.03 of the Credit Agreement.

                  2. The Designor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and (ii) the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                  3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

                  4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page hereto.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Advances as a Lender pursuant to Section
2.03 of the Credit Agreement and the rights and obligations of a Lender related thereto.

                  6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

                  IN WITNESS WHEREOF, the Designor and the Designee have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date*:                            _______________, 200__

                                                    [NAME OF DESIGNOR],
                                                       as Designor

                                                    By__________________________
                                                       Title:

                                                    [NAME OF DESIGNEE],
                                                       as Designee

                                                    By__________________________
                                                       Title:

                                                    Applicable Lending Office
                                                    (and address for notices):
                                                           [Address]

Accepted this ____ day
of _______________, 200_

CITIBANK, N.A., as Agent

By__________________________
  Title:

[Approved this __________ day
of _______________, 200_

GOODRICH CORPORATION

By__________________________]
Title:

By__________________________]
  Title:

--------------------
* This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Agent.

                                                                       EXHIBIT E
                                                      FORM OF DESIGNATION LETTER

                                                       [Date]

To each of the Lenders parties
 to the Credit Agreement dated
 as of August 20, 2003
 among Goodrich Corporation,
 said Lenders and Citicorp USA, Inc.,
 as Agent for said Lenders, and
 to Citicorp USA, Inc., as Agent

Ladies and Gentlemen:

                  Reference is made to the Three Year Credit Agreement, dated as of August 20, 2003 (the "Credit Agreement"), among Goodrich Corporation (the "Company"), the Lenders parties thereto, Citibank, N.A., as Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

                  Please be advised that the Company hereby designates the undersigned wholly-owned Subsidiary, ____________, a _________ (the "Designated Subsidiary"), as a "Designated Subsidiary" and a "Borrower" under and for all purposes of the Credit Agreement.

                  The Designated Subsidiary, in consideration of the agreement of each Lender to extend credit to it from time to time under, and on the terms and conditions set forth in, the Credit Agreement does hereby assume each of the obligations imposed upon a Designated Subsidiary and a Borrower under the Credit Agreement and agrees to be bound by all of the terms and conditions of the Credit Agreement. The Designated Subsidiary has, on the date hereof, delivered to the Agent a properly completed and duly executed Revolving Credit Note, in substantially the form of Exhibit A-1 to the Credit Agreement, payable to each Lender that has made a request pursuant to Section 2.17 of the Credit Agreement.

                  In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to the Agent and each of the Lenders as follows:

                  1. The Designated Subsidiary is a Person duly organized, validly existing and, to the extent such concept is applicable in the jurisdiction of organization of the Designated Subsidiary, in good standing under the laws of __________.

                  2. The execution, delivery and performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement and the Notes issued by the Designated Subsidiary and the consummation of the transactions contemplated hereby and thereby, are within the Designated Subsidiary's powers, have been duly authorized by all necessary action (including, without limitation, all necessary stockholders' action), and do not contravene (a) the Designated Subsidiary's charter or by-laws (or similar organizational documents) or (b) law or any contractual restriction binding on or affecting the Designated Subsidiary.

                  3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement or any of the Notes issued by the Designated Subsidiary, or for the consummation of the transactions contemplated hereby and thereby, except as have been obtained or made and are in full force and effect.

                  4. This Designation Letter has been, and each of the Notes issued by the Designated Subsidiary when executed and delivered under the Credit Agreement will have been, duly executed and delivered by the Designated Subsidiary. Each of this Designation Letter and the Credit Agreement is, and each of the Notes issued by the Designated Subsidiary when delivered under the Credit Agreement will be, the legal, valid and binding obligation of the Designated Subsidiary, enforceable against the Designated Subsidiary in accordance with their respective terms.

                  5. There is no pending or threatened action, suit, investigation, litigation or proceeding affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Designation Letter, the Credit Agreement or any of the Notes issued by the Designated Subsidiary, or the consummation of the transactions contemplated hereby and thereby.

                  6. The Designated Subsidiary is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance to the Designated Subsidiary will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock

                  The Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to receive and deliver notices in accordance with Section 9.02(b) of the Credit Agreement, and hereby irrevocably agrees that
(A) in the case of any notices delivered to the Company, on behalf of the Designated Subsidiary, in accordance with Section 9.02(b) of the Credit Agreement, the failure of the Company to give any notice referred to therein to the Designated Subsidiary shall not impair or affect the validity of such notice with respect thereto and (B) in the case of Notice of Borrowing or notice of Conversion delivered pursuant to Section 2.09 of the Credit Agreement by the Company, on behalf of the Designated Subsidiary, in accordance with Section 9.02(b) of the Credit Agreement, the delivery of any such notice by the Company, on behalf of the Designated Subsidiary, shall be binding on the Designated Subsidiary to the same extent as if such notice had been executed and delivered directly by the Designated Subsidiary.

                  The Designated Subsidiary hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Designation Letter, the Credit Agreement or any of the Notes issued by the Designated Subsidiary or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by applicable law, in such federal court. The Designated Subsidiary hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any Lender or the Agent by registered or certified mail, postage prepaid, to it at its address specified below its name on the signature page hereto. The Designated Subsidiary hereby further agrees that service of process in any such action or proceeding brought in any such New York State court or in any such federal court may be made upon the Company at the address referred to in Section
9.02 of the Credit Agreement, and the Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to accept such service of process, and agrees that the failure of the Company to give any notice of any such service to it shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Designated Subsidiary agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Designation Letter, the Credit Agreement or any of the Notes issued by the Designated Subsidiary shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by applicable law or to bring any action or proceeding relating to this Designation Letter, the Credit Agreement or any such Note in the courts of any jurisdiction.

                  The Designated Subsidiary irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Designation Letter, the Credit Agreement or any of the Notes issued by it in any New York state or federal court. The Designated Subsidiary hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  To the extent that the Designated Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Designated Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Designation Letter, the Credit Agreement or any of the Notes issued by it.

                  The Designated Subsidiary hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Designation Letter, the Credit Agreement or any of the Notes issued by it or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                                                    Very truly yours,

                                                    GOODRICH CORPORATION

                                                    By__________________________
                                                        Name:
                                                        Title:

                                                    By__________________________
                                                        Name:
                                                        Title:

                                                    [THE DESIGNATED SUBSIDIARY]

                                                    By__________________________
                                                        Name:
                                                        Title:

                                                       Address:

Acknowledged and Agreed to
 as of the date first above written:

CITIBANK, N.A., as Agent

By____________________________________

     Name:
     Title:

                                                             EXHIBIT F - FORM OF
                                                              OPINION OF COUNSEL
                                                                 FOR THE COMPANY

                                       4